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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Antex Biologics Inc. on Form SB-2 (Registration No. 333-26353) and Form S-8 (Registration No. 333-32377) of our report dated February 27, 1998 on our audits of the consolidated financial statements of Antex Biologics Inc. as of December 31, 1996 and 1997, and for the years then ended and for the period January 1, 1993 to December 31, 1997, which report is included in this Annual Report on Form 10-KSB.





                                        Coopers & Lybrand L.L.P.





McLean, Virginia
March 19, 1998





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